CONSULTING AGREEMENT

This CONSULTING AGREEMENT (this "Agreement"), is entered into on September __, 2007 by and between Lixte Biotechnology Holdings, Inc., a Delaware corporation (the "Company"), and Francis Johnson, PhD ("Consultant").

RECITALS

WHEREAS, Consultant has certain knowledge, expertise, experience and reputation which the Company desires to avail itself; and

WHEREAS, upon the terms and subject to the conditions of this Agreement, the Company desires to retain Consultant to provide certain consulting services to the Company, and Consultant wishes to render such services.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises and agreements herein contained, Consultant and the Company by this Agreement agree as follows:

1. Engagement. The Company hereby agrees that, commencing on September 12, 2007 (the "Effective Date"), the Company shall engage Consultant and Consultant hereby accepts such engagement with the Company, upon the terms and subject to the conditions hereinafter set forth.

2. Term. The term of Consultant's engagement under this Agreement (the "Term") shall commence on the Effective Date and, subject to the provisions of Section 6, shall continue until the third anniversary of the Effective Date.

3. Services.

(a) Consultant shall provide the following consulting services to the Company ("Services"):

(b) Consult on identifying compounds of interest to the Company ("Compounds");

(c) Advise as to chemical modifications of Compounds for enhancement of their effectiveness and for reduction or elimination of toxicity;

(d) Assist in submission of appropriate materials needed for patent applications dealing with matters of composition, details of synthesis, and documentation of structure and purity;

(e) Review and comment on drafts of patent application dealing with any aspects of chemistry and pharmacology; and

(f) Assist the Company in interpreting the relevance of the existing patent literature to the goals and objectives with respect to development of patentable Compounds by the Company.

4. No Authority to Bind. Except as directed and authorized by the Chief Executive Officer of the Company in writing, Consultant shall not execute or agree to any contract, agreement or instrument on behalf of the Company.

5. Compensation. The Company shall pay or issue to Consultant:

(a) $1,000 per day for any meetings outside Suffolk County, New York; and

(b) An option to purchase 300,000 shares of common stock at an exercise price of $0.33 1/3 per share, 1/3 of which will vest on the first anniversary of this Agreement, 1/3 of which will vest on the second anniversary of this Agreement, and 1/3 of which will vest on the third anniversary of this Agreement.

All such options granted pursuant to this Agreement shall be subject to the terms and conditions of the Stock Option Agreement by and between the Company and Consultant. Any grant of options to Consultant shall be conditioned upon receipt of such Stock Option Agreement.

6. Termination. Either Consultant or the Company may terminate this Agreement at any time for any reason upon 90-days written notice delivered to the other party. In addition, the Company may terminate this Agreement at any time "for cause" upon delivery of written notice to Consultant, in which case such termination shall be effective immediately upon Consultant's receipt of the written notice.

"Cause" shall mean:

(a) Consultant is convicted of, or pleas *nolo contendere* (no contest) to, any crime (whether or not involving the Company) constituting a felony in the jurisdiction involved; or

(b) Consultant is in material breach of any provision of this Agreement or any other agreement with the Company, or willfully fails to or refuses to comply with the lawful directives of the Chief Executive Officer or the Board in the performance of his duties under this Agreement (other than a failure caused by temporary disability).

7. Intellectual Property.

7.1 The Company and its affiliates shall be free to use any Compound and any information relating to Compounds provided pursuant to this Agreement ("Compound Related Information") for any purpose including, without limitation, developing compositions and methods for treating diseases. Diseases include, without limitation, cancers such as glioblastomas.

E.T.
[initials]

7.2 The Company shall have no obligation during or after the term of this Agreement to provide or otherwise disclose to Consultant or any third party any material or information which the Company or its affiliates produce or derive using any Compound or Compound-Related Information.

7.3 All data, information, results and materials that are developed by the Company using Compounds or Compound-Related Information during or after the term of this Agreement shall be solely owned by the Company.

7.4 All Compounds and Compound-Related Information shall be solely owned by the Company.

7.5 All patents and patent applications claiming inventions which (i) constitute Compounds or Compound–Related Information or incorporate Compounds or Compound–Related Information, and (ii) are made by one or more employees of a party hereto (hereinafter "Patents" and "Patent Applications", respectively) shall be solely owned by the Company although Consultant may participate as co-inventor on the Patents.

7.6 The Company shall be responsible for, and bear all costs of, preparing, filing, prosecuting and maintaining Patents and Patent Applications in such countries the Company deems appropriate. The Company shall also be responsible for conducting all contested proceedings, including interferences, reexaminations, reissues, oppositions, infringement actions, nullity actions, and the like relating to such Patents and Patent Applications.

7.7 Consultant shall promptly sign, or have signed, any assignment necessary to accomplish the ownership provisions of this Article.

7.8 Consultant shall cooperate with and assist the Company, at the Company's request and expense, in whatever reasonable ways are needed to effectuate the provisions of this Section 7.

8. Proprietary Rights and Nondisclosure and Nonuse of Confidential Information.

8.1 It is understood that during the term of this Agreement, Consultant may be exposed to information that is confidential and proprietary to the Company. All such information (hereinafter "Lixte Confidential Information"), whether written or oral, tangible or intangible, that is made available, disclosed, or otherwise made known to Consultant by the Company or its employees under this Agreement shall be considered confidential and shall be considered the sole property of the Company. Lixte Confidential Information shall be (a) marked as confidential, or (b) otherwise represented by the disclosing party as confidential either before or within a reasonable time after its disclosure to the receiving party. This obligation of confidentiality shall remain in effect for a period of five (5) years after the expiration or termination of this Agreement.

8.2 The obligations of confidentiality set forth in Paragraph 8.1 shall not apply to any information that:

(a) is or hereafter becomes generally available to the public other than by reason of any default with respect to a confidentiality obligation under this Agreement; or

(b) was already known to the recipient as evidenced by prior written documents in its possession; or

(c) is disclosed to the recipient by a third party who is not in default of any confidentiality obligation to the disclosing party hereunder; or

(d) is developed by or on behalf of the receiving party, without reliance on confidential information received hereunder as evidenced by written documents in its possession; or

(e) is used with the consent of the disclosing party (which consent shall not be unreasonably withheld) in Patent Applications under the terms of this Agreement; or

(f) has been approved in writing by one party for publication by the other party; or

(g) is required to be disclosed in compliance with applicable laws or regulations.

8.3 The Company shall be free during and after the term of this Agreement to make public, or discard, any data, information, results or materials that are developed by the Company using Compounds or Compound-Related Information.

9. Nonsolicitation; Nondisparagement. Consultant acknowledges that during the course of Consultant's engagement by the Company, Consultant has and will continue to have the opportunity to develop relationships with existing employees, clients, distributors, and prospective clients, and other business associates of the Company, which relationships constitute goodwill of the Company and that the Company would be irreparably damaged if Consultant were to take actions that would damage or misappropriate such goodwill. Consultant accordingly agrees that during the period commencing on the Effective Date and ending on the first anniversary of the conclusion of the Term, Consultant shall not, directly or indirectly, either for the benefit of Consultant or any other person, do any of the following:

(a) Solicit any employee of the Company to terminate his or her employment with the Company, or employ any such individual during his or her employment with the Company and for a period of six months after such individual terminates his or her employment with the Company;

(b) Solicit any distributor or customer, or prospective distributor or customer, of the Company to terminate his or her relationship with the Company, or accept any business from any such distributor or customer, or prospective distributor or customer, of the Company; or

(c) Make any public statement, comment or remark that disparages the integrity or competence of a Company officer, director, employee, or shareholder, that disparages any product or service of the Company, or that is reasonably likely to cause injury to the relationships between the Company and any existing or prospective distributor, client, lessor, lessee, contractual counterparty, vendor, supplier, customer, employee, consultant or other business associate of the Company. Likewise, the Company agrees that it shall not make any public statement, comment or remark that disparages the integrity or competence of Consultant.

10. Status as Consultant.

10.1 Intention of the Parties. It is mutually understood and agreed that Consultant, while performing all responsibilities under this Agreement, is and shall at all times be, act, function, and perform all services and responsibilities in the legal capacity of an independent contractor. It is mutually understood and agreed that no work, act, commission or omission of any act by Consultant or the Company pursuant to the terms and conditions of this Agreement shall be construed to make or render Consultant an employee of the Company. Furthermore, Consultant shall not, under any circumstances, hold himself out to be an employee of the Company.

10.2 Independent Consultant to Control Performance. The Company shall have no right or authority to direct or control Consultant with respect to the performance of Consultant's duties under this Agreement, or with respect to any other matter, except as otherwise provided by this Agreement. It is further understood that Consultant is free to contract with other companies to provide professional services, including Chem-Master International, Inc. as long as that service does not violate the provisions of Sections 7, 8, or 9.

10.3 Expenses. Except as provided in this Section 10.3 or Section 5(a), Consultant shall be fully responsible to pay any and all expenses and disbursements that it incurs in the performance of any services or obligations covered by this Agreement. The Company shall, however, reimburse Consultant for all actual and reasonable travel expenses incurred by Consultant when Consultant is traveling at the request of the Company in connection with its duties; provided, that (i) Consultant shall not be entitled to reimbursement for any individual expenditure in excess of $1,000, unless such expenditure shall have been pre-approved in writing by the Company's Chief Executive Officer, and (ii) Consultant shall not be entitled to reimbursement for a particular expenditure if Consultant does not submit to the Company sufficient documentation evidencing such expenditure.

10.4 Taxes and Benefit Programs. Consultant shall be liable and responsible to pay any and all taxes relating to all amounts paid to Consultant hereunder. It is understood and agreed that because Consultant is not an employee of the Company, the Company shall not withhold any taxes from amounts paid to Consultant. Consultant shall be fully and solely responsible to report income and expenses. Consultant acknowledges that it is solely responsible for its own tax planning and that the Company has not provided Consultant with any tax advice regarding the tax implications of this Agreement. It is also understood and agreed that

Consultant shall not be eligible to participate in any benefits or programs sponsored or financed by the Company for its employees.

11. Miscellaneous.

11.1 Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given upon receipt, if delivered personally, upon confirmation of receipt, if given by electronic facsimile and on the third business day following mailing, if mailed first-class, postage prepaid, registered or certified mail addressed as follows:

If to the Company to:

Lixte, Inc.
6 Tinker Lane
East Setauket, New York 11733
Attn: John Kovach, M.D.

Phone: (631) 751-2882
Fax: (631) 982-5050
Email: kovach1329@yahoo.com

If to Consultant:

P.O. Box 563
East Setauhet, NY 11733
Phone:
Fax:
e-mail:

Any party may by notice given in accordance with this Section 11.1 to the other parties designate another address or person for receipt of notices hereunder.

11.2 Entire Agreement. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof. This Agreement may be amended, superceded, canceled, renewed or extended, and the terms hereof or thereof may be waived, only by a written instrument signed by each of the parties hereto or thereto or, in the case of a waiver, by the party waiving compliance.

11.3 Attorneys' Fees. If any legal action or arbitration arises under this Agreement, arises by reason of any asserted breach of it, or arises between the parties and is related in any way to the subject matter of the Agreement, the prevailing party shall be entitled to recover all costs and expenses, including reasonable attorneys' fees, arbitration costs, investigative costs, reasonable accounting fees and charges for experts.

11.4 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and permitted assigns.

Neither this Agreement nor any of the rights hereunder may be assigned by any party, nor may any party delegate any obligations hereunder or thereunder, without the written consent of the other party hereto or thereto; provided, however, that the Company may assign its rights hereunder to any subsidiary or to any person or entity that acquires, directly or indirectly, all or substantially all of the Company's business (whether through acquisition of assets, stock or any other means). Any non-permitted assignment or attempted assignment shall be void, ab initio. Nothing herein is intended or shall be construed to give any person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein, except as otherwise provided herein.

11.5 Counterparts. This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of any counterpart signature page of this Agreement, written communication or notice hereunder by facsimile shall be equally as effective as delivery of a manually executed original of such counterpart signature page, communication or notice.

11.6 Further Assurances. Each party hereto shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions of this Agreement and the transactions contemplated hereby.

11.7 Agreement Authorized. Consultant hereby represents and warrants that it is free to enter into this Agreement and that it is free to render its services pursuant to this Agreement, and that Consultant is not subject to any obligation or restriction that would prevent it or them from discharging their duties under this Agreement, and agrees to indemnify and hold harmless the Company from and with respect to any liability, damages or costs, including attorneys' fees, arising out of any breach by Consultant of this representation and warranty.

11.8 Governing Law. The validity, interpretation and construction of this Agreement and each part thereof will be governed by the laws of the State of New York.

11.9 Entire Agreement. This Agreement, and any other agreement explicitly mentioned herein, by and between the Company and Consultant, set forth the entire agreement between the Company and Consultant with respect to the subject matter hereof, and supersedes any and all prior agreements between the Company and Consultant, whether written or oral, relating to any or all matters covered by and contained or otherwise dealt with in this Agreement. This Agreement does not constitute a commitment of the Company with regard to Consultant's engagement, express or implied, other than to the extent expressly provided for herein.

11.10 Survival at Termination. The termination of this Agreement shall not affect the obligations to the parties hereunder which by the nature thereof are intended to survive any such termination including, without limitation, the obligations of Consultant under Sections 7, 8, and 9.

IN WITNESS WHEREOF, the parties hereto have duly executed this Consulting Agreement as of the day and year first-above written.

LIXTE BIOTECHNOLOGY HOLDINGS, INC.

By: ______________________
John Kovach
Its: President

____
Francis Johnson